UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2005

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On November 8, 2005, the Registrant received conversion notices from two holders of the Registrant’s 5.75% Convertible Senior Notes due 2023 (the “Notes”).  The notices were in accordance with the indenture governing the Notes.

One holder converted $500,000 aggregate principal amount of Notes.  Pursuant to the indenture governing the Notes, this holder was entitled to receive 29,994 shares of the Registrant’s Common Stock, par value $1.00 per share (the “Common Stock”), upon such conversion.  On November 9, 2005, the Registrant issued 29,994 shares of Common Stock to this holder.

The second holder converted $5,000,000 aggregate principal amount of Notes.  Pursuant to the indenture governing the Notes, this holder was entitled to receive 299,940 shares of Common Stock upon such conversion.  On November 9, 2005, the Registrant issued 299,940 shares of Common Stock to this holder.

On November 9, 2005, the Registrant received a conversion notice from a holder of $7,000,000 aggregate principal amount of Notes.  The notice was in accordance with the indenture governing the Notes.  Pursuant to the indenture governing the Notes, this holder was entitled to receive 419,916 shares of Common Stock upon such conversion.  On November 9, 2005, the Registrant issued 419,916 shares of Common Stock to this holder.

The shares of Common Stock were issued in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.  No commission or other remuneration was paid or given directly or indirectly for soliciting these transactions.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated:	November 10, 2005	By:	/s/ WILLIAM J. OWEN
		Name:	William J. Owen
		Title:	Senior Vice President
and Chief Financial Officer